Contact: Paul Coghlan                             5:00 EDT
         Vice President, Finance                  Tuesday, October 14, 2003
         (408) 432-1900                           US1


LINEAR TECHNOLOGY REPORTS INCREASED SALES AND PROFITS OVER BOTH THE PRIOR YEAR AND THE PRIOR QUARTER


         Milpitas, California, October 14, 2003, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its first quarter ended September 28, 2003, were $174,077,000, an increase of 23% over net sales of $142,011,000 for the first quarter of the previous year. The Company also reported net income for the quarter of $69,471,000 or $0.22 diluted earnings per share, an increase of 29% from $53,802,000 or $0.17 diluted earnings per share reported for the first quarter of last year. During the quarter, the Company generated approximately $74 million in additional cash and short-term investments. A cash dividend of $0.06 per share will be paid on November 12, 2003 to stockholders of record on October 24, 2003.

         According to Robert H. Swanson, Chairman of the Board and CEO, "The September quarter was a strong summer quarter for us as we grew both sales and profits 5% sequentially over the June quarter. Demand for our products improved particularly in portable product areas such as cell phones, notebook computers and high-end portable consumer products. We continue to be both strongly profitable, as demonstrated by our 40% return on sales, and strongly cash flow positive from operations, as evidenced by the increase in cash.

         Looking forward, the overall demand for our products is improving in all geographic markets with international business being the strongest. Consequently, should these trends continue, we expect similar percentage growth sequentially in sales and profits in the December quarter."

         Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated growth of our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended June 29, 2003.

         Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, October 15, 2003 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (913) 981-4901 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from October 15 through October 21, 2003. You may access this post view by calling
(719) 457-0820 and entering reservation #290953. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of October 15, 2003 until the first quarter earnings release next year.

         Linear Technology Corporation was founded in 1981 as a manufacturer of high performance linear integrated circuits. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology's high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.

         For  further  information  contact  Paul  Coghlan at Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                          LINEAR TECHNOLOGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)

                                                        Three Months Ended
                                                        ------------------
                                                            (unaudited)

                                                   September 28,   September 29,
                                                        2003            2002
                                                      --------        --------

Net sales                                             $174,077        $142,011

Cost of sales                                           41,409          36,568
                                                      --------        --------

    Gross profit                                       132,668         105,443
                                                      --------        --------

Expenses:

    Research & development                              24,335          23,074

    Selling, general and administrative                 17,571          16,947
                                                      --------        --------

                                                        41,906          40,021
                                                      --------        --------

    Operating income                                    90,762          65,422

Interest income, net                                     7,085          10,355
                                                      --------        --------

Income before income
    taxes                                               97,847          75,777

Provision for income
    taxes                                               28,376          21,975
                                                      --------        --------

Net income                                            $ 69,471        $ 53,802
                                                      ========        ========

Earnings per share:

     Basic                                            $   0.22        $   0.17
                                                      ========        ========

     Diluted                                          $   0.22        $   0.17
                                                      ========        ========

Shares used in the calculation of earnings per share:

     Basic                                             313,409         314,190
                                                      ========        ========

     Diluted                                           322,894         322,253
                                                      ========        ========

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                    September 28,      June 29,
                                                        2003             2003
                                                     (unaudited)      (audited)
                                                     ----------       ----------

ASSETS

Current assets:
     Cash, cash equivalents and
        short-term investments                       $1,667,116       $1,593,567

     Accounts receivable, net of
        allowance for doubtful
        accounts of $1,762 ($1,762
        at June 29, 2003)                                95,709           80,094

     Inventories                                         32,906           32,094

     Deferred tax assets and other
        current assets                                   69,842           70,245
                                                     ----------       ----------

     Total current assets                             1,865,573        1,776,000
                                                     ----------       ----------

Property, plant & equipment, net                        213,797          223,444
Other non current assets                                 56,020           57,435
                                                     ----------       ----------

Total assets                                         $2,135,390       $2,056,879
                                                     ==========       ==========



                                                    September 28,      June 29,
                                                        2003             2003
                                                     (unaudited)      (audited)
                                                     ----------       ----------

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                  $    7,158       $    7,480

   Accrued income taxes, payroll &
      other accrued liabilities                         107,437          109,871

   Deferred income on shipments
      to distributors                                    46,198           44,678
                                                     ----------       ----------

        Total current liabilities                       160,793          162,029
                                                     ----------       ----------

Deferred tax and other long-term
   liabilities                                           77,958           79,921

Stockholders' equity:

   Common stock                                         775,014          740,397
   Retained earnings                                  1,116,644        1,067,582
   Accumulated other comprehensive
      income                                              4,981            6,950
                                                     ----------       ----------
        Total stockholders' equity                    1,896,639        1,814,929
                                                     ----------       ----------
                                                     $2,135,390       $2,056,879
                                                     ==========       ==========